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                                                                    EXHIBIT 99.1


                     Certificate Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code



The undersigned officers hereby certify, as to the Quarterly Report on Form 10-Q of CITGO Petroleum Corporation for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of CITGO Petroleum Corporation and its subsidiaries.




Date: August 9, 2002                  /s/ Oswaldo Contreras
                                      ------------------------------------------
                                      Oswaldo Contreras
                                      Chief Executive Officer
                                      CITGO Petroleum Corporation


Date: August 9, 2002                  /s/ Eddie R. Humphrey
                                      ------------------------------------------
                                      Eddie R. Humphrey
                                      Chief Financial Officer
                                      CITGO Petroleum Corporation